                                                                   EXHIBIT 10.14






                                CONTRACT BETWEEN

                     LOCKHEED MARTIN UTILITY SERVICES, INC.
                         PADUCAH GASEOUS DIFFUSION PLANT

                    HEREINAFTER REFERRED TO AS THE "COMPANY"


                                       AND


                               INTERNATIONAL UNION
                           UNITED PLANT GUARD WORKERS
                               OF AMERICA (UPGWA)

                                     AND ITS

                            AMALGAMATED PLANT GUARDS
                                  LOCAL NO. 111

                     HEREINAFTER REFERRED TO AS THE "UNION"


                        JANUARY 31, 1997 - MARCH 1, 2002



                                 TABLE OF CONTENTS



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ARTICLE I - PURPOSE...............................................................

ARTICLE II - RECOGNITION..........................................................

Section 1 - Recognition...........................................................
Section 2 - "Employee" Defined....................................................
Section 3 - Anti-Discrimination, Solicitation.....................................
Section 4 - Responsibilities......................................................
Section 5 - Duties................................................................

ARTICLE III - DUES AUTHORIZATION..................................................

Section 1 - Membership............................................................
Section 2 - Dues Deduction........................................................
Section 3 - Cancellation..........................................................

ARTICLE IV - UNION REPRESENTATION.................................................

Section l - Union Representatives.................................................
Section 2 - Probationers Ineligible...............................................
Section 3 - International Representatives.........................................

ARTICLE V - GRIEVANCE PROCEDURE...................................................

Section 1 - Grievance, Defined....................................................
Section 2 - Handling..............................................................
Section 3 - Steps.................................................................
Section 4 - Times Limits..........................................................
Section 5 - Discharge, Suspension.................................................
Section 6 - Calculation of Time...................................................

ARTICLE VI - ARBITRATION..........................................................
Section l - Arbitrability.........................................................
Section 2 - Appeal................................................................

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Section 3 - Authority of Arbitrator...............................................
Section 4 -
         (a) - Expense, Security..................................................
         (b) - Award..............................................................
Section 5 - Witnesses.............................................................

ARTICLE VII - CONTINUITY OF OPERATION.............................................

Section 1 - Continuity............................................................
Section 2 - Security..............................................................

ARTICLE VIII - SENIORITY..........................................................

Section 1 - Defined...............................................................
Section 2 - Probation.............................................................
Section 3 - Layoff, Recall........................................................
Section 4 - Layoff, Notice........................................................
Section 5 - Promotions............................................................
Section 6 - Seniority Loss........................................................
Section 7 - Lists.................................................................
Section 8 - Reference to Administrative Letter....................................

ARTICLE IX - LEAVE OF ABSENCE.....................................................

Section 1 - Personal Leave........................................................
Section 2 - Union Officials.......................................................
Section 3 - Group Insurance.......................................................
Section 4 - Seniority.............................................................
Section 5 - Hospitalization.......................................................

ARTICLE X - DISABILITY PAY........................................................

Section 1 - Short Term Disability Plan............................................
Section 2 - Long Term Disability Plan.............................................
Section 3 - Conditions of Payments...............................................
Section 4 - Administration of Plans..............................................
Section 5 - Company Service Credit During Approved
            Nonoccupational or Occupational Absences.............................



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ARTICLE XI - VACATIONS...........................................................

ARTICLE XII - MISCELLANEOUS......................................................

Section 1 - Locker Space.........................................................
Section 2 - Manager Working......................................................
Section 3 - Shelters.............................................................
Section 4 - Bulletin Boards......................................................
Section 5 - Uniforms.............................................................
Section 6 - Work Assignments.....................................................
Section 7 - Company Service Credit...............................................
Section 8 - Nondiscrimination....................................................
Section 9 - Health and Safety Conference.........................................
Section 10 - Safety Shoe Allowance...............................................

ARTICLE XIII - HOURS OF WORK.....................................................

Section 1 - Definitions..........................................................
Section 2 - Work Schedules.......................................................
Section 3 - Overtime Pay.........................................................
Section 4 - Call-In..............................................................
Section 5 - Reporting Pay........................................................
Section 6 - Overtime Distribution................................................
Section 7 - Meal Allowance.......................................................
Section 8 - Holidays.............................................................
Section 9 - Seventh Day..........................................................
Section 10 - Non-Pyramiding......................................................
Section 11 - Shift Trades........................................................
Section 12 - Jury Duty...........................................................
Section 13 - Voting..............................................................
Section 14 - Hours Not Worked....................................................
Section 15 -
        (a)- Funeral Pay.........................................................
        (b)- Funeral Leave.......................................................
Section 16 - Guard Mount.........................................................
Section 17 - 12-Hour Shift.......................................................




                                      iii


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ARTICLE XIV - WAGES..............................................................

Section 1 - Wage Schedules.......................................................
Section 2 - Progression..........................................................
Section 3 - Merit Basis..........................................................
Section 4 - Merit Rejection......................................................
Section 5 - Effective Date.......................................................
Section 6 - Shift Premium........................................................
Section 7 - Weekend Premium......................................................
Section 8 - Cost of Living Allowance.............................................

ARTICLE XV - LAYOFF ALLOWANCE....................................................

Section 1 - Schedules............................................................
Section 2 - Base Date............................................................
Section 3 - Non-Accrual - Retirement.............................................
Section 4 - Contract.............................................................
            (USEC - Utility Systems).............................................

ARTICLE XVI - EDUCATIONAL ASSISTANCE PROGRAM.....................................

ARTICLE XVII - TERM OF CONTRACT..................................................

                                    ARTICLE I
                                     PURPOSE

It is the intent of the parties that this contract will constitute the complete agreement between the parties hereto, and that no additions, waivers, deletions, changes or amendments shall be made during the term of this contract except by written agreement of the parties.


                                   ARTICLE II
                                   RECOGNITION

Section 1. The Company recognizes the Union certified by the National Labor Relations Board in Case No. 9RC-1641, as the exclusive bargaining agent, with respect to rates of pay, hours of work, and conditions of employment, for all hourly paid security policy employees in the Policy Operations Organization of the Paducah Plant of Lockheed Martin Utility Services, Inc., Paducah, Kentucky, excluding all others in the Department such as clerical employees, lieutenants, professional employees, and supervisors.

Section 2. The term employee as used herein will mean any person represented by the Union as described in Section 1 above. For the purpose of this agreement the use of the masculine pronoun or derivative thereof shall be applied as to include both male and female.

Section 3. The Company agrees not to interfere with the right of employees to join or belong to the Union, and the Union agrees not to intimidate or to coerce employees to join the Union. The Company further agrees not to discriminate against any employee on account of Union membership or Union activity and the Union agrees neither to solicit for membership or to collect Union funds on Company time, nor to engage in other Union activity unless specifically provided for in this contract.

Section 4. The Union recognizes that the Company shall continue to exercise its exclusive responsibilities, such as the selection and direction of the working forces, and that the rights to promote, demote, transfer, assign, hire, retire, discipline, discharge, determine job content and to determine the qualifications of an employee to perform work are vested exclusively in the Company, except that the Union rights set forth in this contract shall not be abridged, curtailed, or modified by this clause.

Section 5. The Union agrees that the employees shall discharge their duties as assigned to them impartially and without regard to any Union or nonUnion affiliation of any plant personnel, and that failure to do so constitutes sufficient cause for disciplinary action including discharge.


                                   ARTICLE III
                               DUES AUTHORIZATION

Section 1. All employees within the Bargaining Unit who are members of the Union upon the execution of this Contract shall, as a condition of employment, maintain their membership to the extent of tendering the periodic dues uniformly required as a condition of retaining membership. All employees in the Bargaining Unit who are not members of the Union upon the execution of this Contract, will within thirty (30) days join the Union, and shall at all times thereafter maintain their membership in the Union as a condition of employment, as set forth above.

Section 2. Upon receipt of proper written authorization from an employee, the Company agrees to deduct from the wages of said employee dues uniformly applicable to all members as certified to the Company by the Union. Payroll deductions of appropriate incremental amounts will be made on a weekly basis until the regular monthly dues amount has been collected unless the employee's paychecks during the month are insufficient to cover the monthly dues amount. Dues deducted and collected for the month will be forwarded to the Financial Secretary of the Union. It is understood that such authorization shall be voluntary on the part of the employee and will be automatically cancelled when the emp1oyee leaves the Bargaining Unit or is terminated, or when this contract expires unless the successor contract between the parties provides the same type of authorization.

Section 3. An employee, while this contract is in effect, may revoke his dues authorization only during the fifteen (15) day period immediately preceding each anniversary date of this contract becoming effective, and each succeeding year that this contract is automatically renewed, by sending written notice to the Company. The Company will notify the Union on receipt of such revocation.

                                   ARTICLE IV
                              UNION REPRESENTATION

Section l. The Company agrees to recognize the following number of properly certified Union representatives as the bargaining committee for the purpose of representing employees under this contract and the grievance procedure: the Local Union President, Vice President and three committee persons. It is understood that alternates for each committeeperson will be recognized in the absence of the regular committeeperson and the Local Union Vice-President for the President in his absence. A maximum of five (5) Union representatives including the Vice-President may be present at the third and fourth steps of the grievance procedure.

Section 2. No employee may act as an officer or committeeperson until he has completed his probationary period.

Section 3. International representatives of the Union will be permitted to attend meetings between the bargaining committee and the Company in the Fourth Step of the grievance procedure.


                                    ARTICLE V
                               GRIEVANCE PROCEDURE

Section 1. All complaints, disputes or misunderstandings involving questions of interpretation or application of any clause of this contract may constitute a grievance.

Section 2.     Properly certified Union representatives, as referred to in
               Article IV, Section l, shall report to and obtain permission from their immediate manager whenever it becomes necessary to leave their work for the purpose of handling grievances. Such periods of time during working hours shall be without loss of pay, when handling grievances in the four steps of this Grievance Procedure.

Section 3.     The procedure for handling a grievance shall be as follows:

First Step: When an employee has a grievance it will be discussed with his immediate manager, and the properly certified Union representative will be notified and may be present at the discussion and settlement thereof.

Second Step: If the matter is not settled in the First Step, it shall be reduced to written form, signed, and presented to the immediate manager who shall reply in writing within two (2) days. If the grievance is presented by an employee personally, a copy of the reply shall be sent to the properly certified Union representative.

Third Step: A grievance not settled satisfactorily in the Second Step may be appealed to the Employee Relations Department. At a meeting to be held within four (4) days from receipt of the written appeal, an Employee Relations representative will consider the matter and give a written answer within four
(4) days. This meeting may be attended by other Company representatives, and properly certified Union representatives.

Fourth Step: Grievances not settled satisfactorily in the Third Step may be appealed to the General Manager through the Employee Relations Department with a meeting to be held within twenty (20) days from receipt of the written appeal. Grievances presented in the Fourth Step will be answered in writing within ten
(10) days.

Section 4. Any grievance not taken up with an employee's immediate manager within twenty (20) days after the occurrence of the incident from which the grievance arose cannot thereafter be processed through the Grievance Procedure. A grievance will be considered settled if the decision of the Company is not appealed to the next higher step in the above procedure within five (5) days after a decision has been rendered by the Company except that appeal to the Fourth Step may be made within ten (10) days.

Section 5. Grievances arising out of discharge or disciplinary suspension may be initiated at the Third Step of the above procedure. If a discharge is adjudged to be in error such employee will be returned to work without loss of seniority.

Section 6. Every reasonable effort shall be made to settle grievances promptly. In the calculation of time limits under the Grievance Procedure, Saturdays, Sundays, Holidays, and scheduled days off are excluded.

Copies of all written reprimands shall be given to the employee involved at the time the discipline is imposed.

                                   ARTICLE VI
                                   ARBITRATION

Section l.

(a) If a grievance is not satisfactorily settled by the procedure outlined in
Article V, the grievance may be submitted to arbitration if it involves the meaning or application of the contract.

(b) Any grievance which has not been assigned to and accepted by an arbitrator within two (2) years after the date of appeal to arbitration will be considered withdrawn by mutual consent on a no precedent basis.

Section 2. Within (30) calendar days after the decision rendered by the Company in the Fourth Step of the Grievance Procedure either party desiring to arbitrate a matter which is subject to arbitration under the terms of this contract may request the Director of the Federal Mediation and Conciliation Service to appoint an arbitrator in accordance with the policy of the Service. Simultaneously a copy of such letter will be sent to the other party. The decision rendered in the matter by the arbitrator shall be final and binding on both parties except as provided in the following Section 3.

Section 3. The arbitrator acting under Section 2 of this Article shall not have the power to add to, to disregard, or to modify any of the provisions of this contract, nor shall he have the power to change any penalty imposed by the Company, unless upon the facts of the case presented before him, he finds that the Company has violated the terms of this contract, or has acted in an arbitrary or unreasonable manner.

Section 4.

(a) The expense and compensation of the arbitrator shall be borne by and divided equally between the Union and the Company. Where the arbitration proceedings involve discussion of classified information, the arbitrator shall be cleared by the Government Agency having jurisdiction if the Agency feels that such clearance is required.

(b) The parties will jointly request the Arbitrator to render a decision within thirty (30) days after briefs have been filed.

Section 5. In any proceedings under this Article the Company will make every reasonable effort to release from work employees needed as witnesses.

                                   ARTICLE VII
                             CONTINUITY OF OPERATION

Section 1. There will be no strikes, lockouts, work stoppages, picket lines, slowdowns, secondary boycotts, or disturbances, even of a momentary nature. The Union agrees to support the Company fully in maintaining operations in every way. Participation by any employee, or employees, in an act violating this provision in any way will be complete and immediate cause for discharge by the Company.

Section 2. It is recognized that all members of the Union and the Company are required to comply with all protective security measures now in effect. If it is found that this contract or any part of this contract in any way violates security measures which are now in effect, or which may be put into effect later, and the Company and the Union are notified by the proper authority as to the Section or Sections of the contract in question, negotiations will begin immediately for the purpose of making required changes.


                                  ARTICLE VIII
                                    SENIORITY

Section 1. The seniority of present employees of the Police Operations Organization shall be determined from their effective date of hire in the plant. The seniority of future employees of the Police Operations Organization shall be determined from their effective date of hire in or transfer to the Police Operations Organization.

Section 2. A new employee shall be considered a probationary employee for the first sixty (60) days worked, and at the end of that period, if he is retained, his name will be placed on the Seniority List and his seniority shall date from the date of hire. A probationary employee shall be subject to layoff, discipline, or discharge at the sole discretion of the Company.

Section 3. When a reduction in force is necessary, probationary employees shall be laid off first. Should further layoffs be necessary they shall be made in accordance with seniority. When additional personnel are required, former employees with seniority will be rehired in reverse order of a layoff.

Section 4. Notice of layoff will be given employees as far ahead as practicable.

Section 5. Employees promoted to management in the Police Operations Organization or transferred out of the Police Operations Organization shall not accumulate seniority while outside the Bargaining Unit but shall retain all seniority rights that they had at the time of promotion or transfer for a period of six (6) months provided he returns to the unit within six (6) months. After one such move seniority will be lost at the time of a promotion or transfer outside the bargaining unit. Such loss of seniority will only apply to promotions or transfers after October 30, 1967.

Section 6.     An employee will lose his seniority for the following reasons:

(a)     If he quits.

(b)     If he is discharged for just cause.

(c) If the employee is absent unexcused three (3) consecutive days. In the event that he reports for work by the starting time of his shift on the fourth (4th) consecutive day, his seniority will be preserved.

(d) An employee who has been laid off due to a reduction in force shall be retained on the recall list for a period not to exceed forty-eight (48) months and shall not accumulate seniority during such period. If not recalled within forty-eight (48) months from the date of layoff such employee will cease to have seniority.

(e) A former employee on the recall listing who declines an offer of reemployment or fails to report for work within five (5) days after receipt of such shall be removed from the recall listing.

(f) Promotion or transfer out of the guard unit as specified in Section 5 preceding.

Section 7. A seniority list will be furnished the Union twice a year.

Section 8. See Administrative Letter regarding filling permanent Security Police Officer Vacancies, pages 133-134.

                                   ARTICLE IX
                                LEAVE OF ABSENCE

Section 1. Leave of absence without pay, up to fifteen (15) consecutive calendar days shall be granted upon presentation by an employee of evidence acceptable to the Company that such leave of absence is for a reasonable purpose, and provided further that such leave will not interfere with operations. Such leave of absence shall be without loss of seniority.

Section 2.

(a) Upon written guest to the Company made by the Union a reasonable period in advance, an employee certified by the Union to be a full-time Union official may be granted a leave of absence without pay to engage in work pertaining to the business of the Union. The number of employees granted such leaves of absence may not at any time exceed three (3).

(b) Each such leave of absence shall be for a period no longer than two (2) years and shall be granted only at such times as will not interfere with operations. Leaves of absence shall not be renewable from year to year except as mutually agreed by the parties.

(c) An employee granted such leave of absence must return all security identification issued to him.

Section 3. The Group Insurance of an employee will be continued in force during such authorized leave of absence in case and in such manner as the provisions of the Company Group Insurance contract permit, provided that he pays his share of the Group Insurance premiums at least monthly in advance.

Section 4.     Seniority shall accumulate during an approved leave of absence.

Section 5. The Hospitalization and Surgical Plan Insurance of an employee will be continued in force during such authorized leave of absence in case and in such manner as the provisions of the Company Insurance Contract permit provided that he pays the full premium at least monthly in advance.

                                    ARTICLE X
                                 DISABILITY PAY

Section 1. SHORT TERM DISABILITY PLAN

Effective April 1, 1991, an employee disabled and unable to work due to illness, pregnancy, or occupational or nonoccupational injury, will be paid 100% of his basic straight-time hourly rate in accordance with the terms and conditions of the Short Term Disability Plan set forth in the "Disability Benefits" Section of the "Lockheed Martin Your Benefits Employee Handbook", dated October 1, 1996 which provides for payment in accordance with the following schedule:

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                                                        MAXIMUM NO. OF
                                                       MONTHS OF PAYMENT
COMPANY SERVICE CREDIT                                    PER ABSENCE
----------------------                                 -----------------
at least one month but
less than 2 months                                        one month

at least two months but
less than 3 months                                        two months

at least three months but
less than 4 months                                        three months

at least four months but
less than 5 months                                        four months

at least five months but
less than 6 months                                        five months

at least six or more months                               six months

Section 2. LONG TERM DISABILITY PLAN

Effective April 1, 1991, an employee totally disabled for six months will become eligible to receive sixty percent (60%) of his monthly basic straight time rate up to a specified maximum monthly benefit paid in accordance with the terms and conditions of the Long Term Disability Plan set forth in the "Disability Benefits" section of the "Lockheed

Martin Your Benefits Employee Handbook" dated October 1, l996 referred to in
Section 1 above and will be paid, if he is totally and permanently disabled as defined in the above-referenced handbook, until he reaches age 65. Under specified circumstances, such benefits will continue beyond age 65. Such benefits will be reduced by any income benefits the employee is eligible to receive from other sources such as Social Security, Worker's Compensation, other statutory benefits, and other Company benefit plans.

If a dispute arises as a result of an employee's claim that he or she is totally and permanently disabled as defined in the above-referenced handbook or that such employee continues to be totally and permanently disabled the dispute shall be resolved in the following manner upon the filing with the Company of a written request for review by such employee not more than 60 days after receipt of denial:

        The employee shall be examined by a physician appointed for the purpose by the Company and by a physician appointed for the purpose by the Union. If they disagree concerning whether the employee is totally and permanently disabled, the question shall be submitted to a third physician selected by such two physicians. The medical opinion of the third physician, after examination by him or her of the employee and consultation with the other two physicians, shall be final and binding on the Company, the Union, and the employee. The fees and expenses of the third physician shall be shared equally by the Company and the Union.

Section 3. CONDITIONS OF PAYMENTS

(a) Payments under the Short Term and Long Term Disability Plans referred to in Sections 1 and 2 of this Article will not be made for:

        (1) Any disability occurring during the first 12 months that the employee's plan coverage is in effect if caused by any condition for which he received treatment during the three month period before his coverage became effective, or

        (2) Any period of incapacity beyond the third consecutive calendar day during which the employee is not under treatment by a licensed practicing physician, or

        (3) Any disability caused directly or indirectly by war declared or undeclared, or

        (4)    Any intentionally self-inflicted injury, or

        (5)    Any disability resulting from commission of a felony, or

        (6) Any disability due to willful misconduct, violation of plant rules, or refusal to use safety appliances.

(b) Payments under these plans will be made only to employees whose absence is due to nonoccupational or occupational disability and will not be paid to employees who are absent for other reasons.

(c) Payments will only be made when the Company is provided, if it so requests, with a doctor's certificate, subject to confirmation by a doctor selected by the Company, as proof that the employee's absence was due to legitimate nonoccupational or occupational illness or injury. Under normal circumstances, doctor's certification will not be requested by the Company during the first three consecutive calendar days of the absence. However, certification may be requested by the Company for any or all of the first three days if the Company has reason to question the absence.

(d) Payments will only be made when employees properly report their absence and the cause of their absence to the proper Company representative in a prompt manner.

(e) Payments are applicable only for the normal workweek and normal work day. In case working hours of the plant are changed, it is understood that payment under the above schedule will be changed in direct proportion to the change in working hours.

(f) It is recognized by the Union that the Company has a continuing interest in reducing absenteeism, no matter what the cause.

Section 4.     ADMINISTRATION OF PLANS

(a) Short Term Disability Plan: The administration of the Short Term Disability Plan and the payment of benefits under this plan shall be handled by the Company.

(b) Long Term Disability Plan: The administration of the Long Term Disability Plan and the payment of benefits under this Plan shall be handled directly by the

        Insurance Company, it being understood that a claimant whose benefits claim is denied may contest such denial with the Insurance Company but that he or she shall have no redress whatsoever against the Company. It is agreed, however, that in any case in which an employee claiming benefits under this Plan and desiring to file such claim with the Insurance Company becomes engaged in a nonmedical factual dispute with the Company in connection with such claim (such as a disagreement over his or her earnings group, eligibility, employment status, amount of Company Service Credit or other nonmedical factual question) such employee and the Union may process a grievance in accordance with the terms of this Contract. It is agreed, however, that any and all medical questions in dispute shall be determined solely by the Insurance Company, except as provided under the second paragraph of Section 2 of this Article. It is understood that the Company shall retain the right to select and arrange with an Insurance Company to provide certain benefits available under these Plans; and to replace the Insurance Company from time to time as it may deem appropriate.

Section 5. COMPANY SERVICE CREDIT DURING APPROVED NONOCCUPATIONAL OR OCCUPATIONAL ABSENCES

An employee who is disabled and unable to work will receive Company Service Credit for the period of his Short Term Disability approved by the Company and/or the period of his Long Term Disability approved by the Insurance Company.


                                   ARTICLE XI
                                    VACATIONS

An employee must complete one (1) year of Company Service Credit to obtain initial eligibility for two (2) weeks vacation. However, one (1) week of this initial vacation eligibility may be taken after completing Six (6) months of Company Service Credit.

During calendar years in which an employee completes from two (2) years through four (4) years of Company Service Credit, he shall receive two (2) weeks of vacation.

During calendar years in which an employee completes from five (5) through nine
(9) years of Company Service Credit, he shall receive three (3) weeks of vacation.

During calendar years in which an employee completes ten (10) through nineteen
(19) years of Company Service Credit, he shall receive four (4) weeks of vacation.

During calendar years in which an employee completes from twenty (20) through twenty-nine (29) years of Company Service Credit, he shall receive five (5) weeks of vacation.

During calendar years in which an employee completes thirty (30) or more years of Company Service Credit, he shall receive six (6) weeks of vacation.

The vacation plan shall be administered in accordance with the vacation regulations contained in Appendix A attached hereto and made a part hereof.


                                   ARTICLE XII
                                  MISCELLANEOUS

Section 1. The Company will provide dressing rooms and locker space.

Section 2. Management personnel who are out of the Bargaining Unit shall not regularly perform non-management work of a manual nature which would deprive an employee of work, except in emergencies.

Section 3. The Company will provide heated shelters at all permanent outside posts.

Section 4. The Union shall be permitted to use designated Company bulletin boards for posting notices and announcements of official business. All such notices and announcements shall be submitted to the Company for its approval and posting.

Section 5. The Company will prescribe and maintain uniforms and all items of equipment.

Section 6. Work assignments will be rotated as equally as practicable on each shift.

Section 7. Company Service Credit will be determined in accordance with Company Service Credit Rules as set forth in "Appendix B."

Section 8. There shall be no discrimination because of race, color, creed, national origin or sex. Nor will there be discrimination against any employee because he is handicapped, a disabled veteran, or a veteran of the Vietnam Era, as these terms are used in applicable federal statutes.

Section 9. The Company will pay one (1) delegate selected by the Union to attend the Governor's Health and Safety Conference. A maximum of eight (8) hours straight- time pay will be allowed for each of the three (3) days.

Section 10. Each April 1, the company will pay to each active employee a pre-tax safety shoe allowance of sixty-five dollars ($65).


                                  ARTICLE XIII
                                  HOURS OF WORK

Section 1. Definitions:

(a) The payroll week consists of seven (7) days extending from midnight Sunday to midnight Sunday the following week.

(b) The normal workweek consists of forty (40) hours within a payroll week.

(c) The normal workday consists of eight (8) hours of work.

(d) The normal hours for rotating-shift workers are 5:50 a.m. to 5:50 p.m. and 5:50 p.m. to 5:50 a.m.

(e) The normal hours for straight-day workers are from 5:50 a.m. to 1:50 p.m. with a (30) minute nonpaid lunch period. No time will be deducted for lunch periods when an employee's scheduled nonpaid lunch period is delayed under the following circumstances:

        (1)    The delay is ordered by the employee's manager.

        (2) The delay causes the employee's lunch period to start five and one-half (5-1/2) hours or more after his starting time.

        (3) The minimum amount of time necessary will be taken to eat lunch and in no case to exceed thirty (30) minutes.

(f) The term working schedule means the arrangement of shift hours to be worked and regular shift changes for employees working on shifts and the regularly scheduled arrangement of hours to be worked by straight-day workers.

Section 2.

(a) The provisions of this contract shall not be considered as a guarantee by the Company of a minimum number of hours per day or per week, or pay in lieu thereof, nor a limitation on the maximum hours per day or per week which may be required to meet operating conditions.

(b) The Company may adjust the working schedule of employees in any unit or group to meet operating requirements and employees may be assigned regularly or temporarily to a schedule other than the normal hours.

(c) Employees who work overtime shall not be required to take time off to offset the overtime work.

(d) If a change is made in an employee's work schedule from one established shift to another established shift for the payroll week in which he is notified or less than twenty-four (24) hours prior to the beginning of the payroll week, such employee will be paid for the first eight (8) hours worked on the new schedule at one and one-half (1-1/2) times the employee's straight-time hourly rate, except when such change is made at the request of or for the convenience of the employee. A change in scheduled days off will be considered a shift change.

Section 3. One and one-half (1-1/2) times the straight-time hourly rate shall be paid for all hours worked in excess of eight (8) in any twenty four (24) hour period or for all hours worked in excess of forty (40) within the applicable payroll week as defined in Section 1 of this Article, whichever of these alternatives provides at the end of the payroll week the greater total pay. An employee who is required to work in excess of sixteen (16) continuous hours, excluding the nonpaid lunch hour of a day worker, shall be paid two (2) times the straight-time hourly rate for all such continuous hours worked in excess of sixteen (16).

Section 4. An employee who has left the plant and is called in by the Company to perform work outside of his regular scheduled shift will receive not less than four (4) hours pay at straight time, or pay at one and one-half (1-1/2) times her regular rate as overtime pay for such work performed, whichever is greater.

Section 5.

(a) An employee who reports for work on his regular shift, without previously having been notified not to report, will be given at least four (4) hours' work, or if no work is available, four (4) hours' pay, except that if work is unavailable as the result of causes beyond the control of the Company, it shall not be so obligated.

(b) Failure on the part of an employee to keep the Company informed of his current address will relieve the Company of its responsibility under this Section of the Contract.

Section 6.

(a) Opportunities for overtime work shall be divided among employees as equally as practicable. All overtime worked or refused will be charged. A record of overtime shall be kept and made available to the Union for examination. Refer to Administrative Letter regarding guidelines for overtime, pages 127-132.

(b) Sleeping accommodations will be provided for those employees held over on compulsory overtime assignments and who are without transportation.

(c) Employees held over past their scheduled quitting time will be provided with a minimum of four hours of work except in those instances where tardy relief is the cause of the holdover. When necessary, an employee on tardy relief will be furnished transportation home within a reasonable time.

Section 7.

(a) An employee who is required to work overtime and who works ten (10) or more continuous and successive hours (excluding the noon lunch period of a day worker) will be paid a meal allowance of four dollars and seventy-five ($4.75) which will be included in the employee's regular paycheck. An additional meal allowance will be allowed for each four (4) hours of consecutive work performed thereafter. If an employee is paid a meal allowance and denied time off to eat by his manager, the employee will be credited with thirty (30) minutes additional work time if the employee works beyond the specified hour for meal allowance entitlement.

(b) No time will be deducted for lunch periods during such overtime work, it being understood that they will be made as short as possible and in no case exceed thirty (30) minutes.

Section 8.

(a)     The following recognized holidays are:

New Year's Day, Martin Luther King, Jr.'s Birthday, Good Friday, Last Monday in May, Independence Day, Companion to Independence Day, Labor Day, Thanksgiving Day, Friday after Thanksgiving Day, Christmas Eve, and Christmas Day. Companion to Independence Day is observed on Thursday, July 3, 1997; Thursday, July 2, 1998; Tuesday, July 6, 1999; Wednesday, July 5, 2000 and Thursday, July 5, 2001. If any of the above holidays fall on Saturday, the preceding Friday shall be recognized as the holiday except that any employee normally scheduled to work on one of the above recognized calendar holidays that fall on Saturday or Sunday such recognized calendar holiday will be his recognized holiday. If any of the above holidays fall on an employee's scheduled off day, his first succeeding scheduled work day shall be recognized as the holiday except that where Thanksgiving Day or Christmas Eve falls on an employee's scheduled off day it will be recognized on the first preceding scheduled work day.

(b) A rate of two and one-half (2-1/2) times the straight-time hourly rate shall be paid for all hours worked on the eleven (11) recognized holidays.

(c) Employees will be paid for recognized holidays not worked an amount equivalent to eight (8) times the employee's straight-time hourly rate. Payments provided in this subSection (c) shall be subject to the following conditions:

        (1) Such pay shall be made to the employee only if the recognized holiday would normally have been worked by the employee if it had not been a holiday.

        (2) An employee who is instructed to work on a holiday but who fails to report and does not have an acceptable excuse, will receive no pay for the holiday.

        (3) To be eligible for holiday pay an employee must report for work on his last regularly scheduled working day immediately preceding the holiday and the first regularly scheduled workday immediately following this holiday, unless excused by the Company.

Section 9. Double time will be paid for all hours worked on the seventh (7th) consecutive day worked in any payroll week.

Section 10. Overtime premium shall not be duplicated for the same hours under any of the terms of this contract, and to the extent that hours are compensated for at overtime premium rate under one provision they shall not be counted as hours worked in determining overtime compensation under the same or any other provision.

Section 11. Subject to the prior approval of management and provided that the Company will incur no additional overtime or other wage cost, employees may trade scheduled work time in one hour increments within the same work week. It is understood that no trade will involve more than two employees, (only the approved persons may cover a shift). It is understood that the relieving employee will receive a guard mount from the Shift Commander. No additional guard mount premium will result from employees voluntarily trading shifts pursuant to this paragraph. Likewise, an employee will not lose premium pay for guard mount which she/he would have received, but for the trade. In addition, the relieving employee and the relieved employee will conduct a thorough post turnover.

Section 12. An employee who is called for jury duty may be excused from work upon presentation of court notice to his immediate manager. The employee who has been so excused will be paid his normal straight-time earnings and the fees received from the court provided he submits appropriate evidence from the court. Only the number of his scheduled workdays actually spent in court are counted in calculating payment.

Section 13. Employees who are unable to vote because of a conflict between voting hours and scheduled working hours in a national, state, county, or municipal election will be allowed sufficient time off to vote provided that they are eligible to vote. Such employees may be paid for such absence for a period not to exceed two (2) hours.

Section 14. In determining if an employee is to be paid in accordance with
Section 3 and Section 9 of this Article XIII, each of the holidays in Section 8 which would ordinarily have been worked, and hours compensated for at time and one-half under Article XIII, Section 2(d), and those days for which an employee is paid by the Company for jury duty in accordance with Section 12 will count as a day worked. Also, fragmented vacation days and funeral leave taken by an employee will count as a day worked in determining if an employee is to be compensated at time and one-half for all hours worked in excess of forty (40) within the applicable payroll week and seventh (7th) consecutive day. The Company will not pay for time not worked except as specifically provided for in this contract.

Section 15.

(a) An employee excused for such time as may reasonably be needed for the purpose of attending the funeral of a member of his immediate family will be paid his basic straight-time hourly rate for any or all of three (3) regularly scheduled workdays during the period beginning with the day of death and ending with the day after such funeral. Under the conditions established by the Contract, up to four (4) days will be granted to attend a funeral more than five hundred (500) miles from Paducah, Kentucky.

For the purpose of this Section, the term "member of the employee's immediate family" shall be defined as, and limited to, the following: spouse, children, parents, step-parents, grandparents, brother, sister, half-sister, half-brother, stepbrother, stepsister, parents-in-law, grandparents of the spouse, son-in-law, daughter-in-law, brother-in-law, sister-in-law, grandchildren, stepchildren and step-grandparents of the employee.

(b) If a death occurs in an employee's immediate family while he is on vacation, he shall promptly notify his management. The employee will be permitted to cancel only those whole days of vacation remaining after notification to his supervision providing he qualifies for funeral pay for those days under this Section.

Section 16. The parties agree to a thirty (30) minute, daily Guard Mount prior to the beginning of each respective shift. Employees will report to the Guard Mount properly clothed with all issued equipment. Time spent in the daily Guard Mount will be treated as standard overtime for all shifts.

Section 17. The following is the administrative agreement dealing with the 12-hour shift:

(a) All rotating shift workers (UPGWA) at the Paducah Plant.

(b) Consists of two 40-hour, one 44-hour, and one 36-hour work weeks.

(c) Hours: 5:50 a.m. to 5:50 p.m. and 5:50 p.m. to 5:50 a.m.

(d) In no case will employees working the newly established 12-hour shift schedules receive standard overtime for hours worked in excess of eight in a 24-hour period.

Employees will receive pay for holdover, call-in, and work in excess of 40 hours in a payroll week in accordance with the terms of the contract.

(e) Employees receive four hours at the overtime rate once every three weeks when they work the scheduled 44-hour work week.

(f) Double time pay for all hours worked on the seventh consecutive day worked in any payroll week.

(g) For working 12 hours on holiday, employee receives double time and a half for eight of the hours and straight time for four of the hours.

(h) When two worked holidays fall back to back and an employee begins work at 5:50 p.m. on the first holiday, he will receive 16 hours pay at double time and a half.

(i) Weekend premium will be paid for all hours worked on Saturday and Sunday.

(j) Shift premium will be paid at seventy (70) cents per hour for hours worked between 5:50 p.m. and 5:50 a.m. No shift premium will be paid for hours worked between 5:50 a.m. and 5:50 p.m.

(k) When holdover is necessary, the employee may be held over to work four hours and an employee from the overtime list on off shift will be called in to work.

(l) Meal allowance will be paid after 14 hours of continuous and successive hours.

(m) When an employee works his scheduled day off on an alternate shift, he will receive a meal allowance after ten (10) hours.

(n) Funeral leave allowance will be counted as three 12-hour days.

(o) Vacation, sick, and personal time are accounted for in increments of four and eight hours. Four hours will be one-half day for record purposes and 12 hours will be recorded as one and one-half days of vacation.

(p) These conditions are not all inclusive and unanticipated situations may arise. The company and union will address such occurrences being guided by the intent of this agreement that no employee will receive a windfall under the contract by virtue of working a 12-hour rather than an eight-hour shift.

(q) "R" shift employees will work from 5:50 a.m. to 1:50 p.m. or 9:50 a.m. to 5:50 p.m. Monday through Friday.


                                   ARTICLE XIV
                                      WAGES

Section 1. The wage schedule set out below shall become effective in the manner indicated for the job classifications of Security Officer and Security Police
Officer:

(a) All time spent in preparing for work and preparing to leave after work shall be excluded from measured working time and shall not be paid for or considered as compensable time in any regard. Such time includes, but is not limited to, clothes changes, washup, and weapons inspection, post assignment, and transportation by foot or vehicle (either as driver or passenger) to or from the first and last assigned post. It is mutually agreed that all employees shall report to their first post assignment ready for work promptly at the designated shift start time. Employees shall remain on their last assigned post until the end of their designated shift.

In consideration of the above, the wage schedule set forth herein includes five
(5) cents per hours.

(b)     Wage Schedules

Effective January 31, 1997, three and one-half (3.5) percent increase to all security police officers and security officer rates then in effect.

Effective January 31, 1998, all active security police officers and security officers shall receive a lump sum payment equal to three (3) percent of the straight-time hourly rate then in effect.*

Effective January 31, 1999, three and two-tenths (3.2) percent increase to all security police officers and security officer rates then in effect.

Effective January 31, 2000, all active security police officers and security police officers shall receive a lump sum payment equal to three (3) percent of the straight-time hourly rate then in effect.*

Effective January 31, 2001, three and one-half (3.5) percent increase to all security police officer and security officer rates then in effect.

*Lump sums are the stated percentage times the straight time hourly rate as of the date shown and annualized based on 2,080 hours per year. Lump sums are payable to persons who are actively employed on the date shown. Lump sum amounts will be pensionable earnings and eligible for savings plan contributions and lump sums will not be deemed part of an employee's annual basic rate of pay for the purpose of computing his/her medical plan deductible or stop loss.

WAGE SCHEDULE

================================================================================
                                     JOB RATE
Classi-                       3             6              9             12
fication     Start           mos.           mos.          mos.           mos.
================================================================================
                            EFFECTIVE JANUARY 31, 1997
Security
Officer     12.75            13.43         14.09          14.73         15.38

Security
Police
Officer     13.28            13.97         14.65          15.33         16.00
================================================================================
                                     JOB RATE

Classi-                     3                6              9            12
fication     Start         mos.             mos.           mos.          mos.
================================================================================

================================================================================
                            EFFECTIVE JANUARY 31, 1999
Security
Officer     13.16           13.86         14.54          15.20         15.87

Security
Police
Officer     13.70           14.42         15.12          15.82         16.51
================================================================================
                            EFFECTIVE JANUARY 31, 2001

Security
Officer     13.62           14.35         15.05          15.73         16.43

Security
Police
Officer     14.18           14.92         15.64          16.37         17.09
================================================================================


Section 2. Employees are given consideration for scheduled rate increases to their respective job rates upon completion of each of the periods of continuous service outlined in the wage schedules set forth in Section 1 above.

Section 3. Such rate increases are granted on a periodic merit progression basis and are granted only if the workmanship and ability of the employee have been satisfactory.

Section 4. If a scheduled merit progression increase is not granted, the immediate manager of the employee thus affected will notify the employee in writing of the reason for such rejection and if the employee feels such action is unjust he may file a grievance. The supervisor may originate such increase at any time thereafter when the workmanship and ability of the employee warrants. Future consideration for advancement within the merit progression scale will be given at each period of three (3) months thereafter until he reaches the job rate.

Section 5. Approved rate changes will become effective on the eligibility date.

Section 6. An employee shall receive a shift premium of forty (40) cents per hour for work performed on the evening shift (1:50 p.m. to 9:50 p.m.) and a shift premium of seventy (70) cents per hour for work performed on the midnight shift (9:50 p.m. to 5:50 a.m.) except that shift premium shall be paid to day shift employees for work performed from 5:50 a.m. to 7:30 a.m.

Section 7. An employee who works Saturday and/or Sunday as part of his normal work week will receive an additional forty (40) cents per hour for such hours worked on Saturday and an additional sixty (60) cents per hour for such hours worked on Sunday. In no case shall such payments be applied to hours paid for at overtime, holiday, or premium rates.

Section 8.     Cost of Living Allowance (COLA)

All employees within the bargaining unit as defined in Article II of this Agreement shall be covered by a Cost of Living Allowance as defined and set forth in this Section.

(a) The amount of the Cost of Living Allowance shall be determined and redetermined as provided below in accordance with changes in the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers (1982-84 CPI-W = 100) published by the Bureau of Labor Statistics of the United States Department of Labor, and referred to herein as "Index."

The Cost of Living Allowance shall be based on a one (1) cent per hour adjustment for each full 0.1 point change in the Index as provided herein.

(b) (1) After January 31, 1994, Cost of Living adjustments shall be made and shall be payable quarterly when/and if the Index increases in excess of four (4) percent of the base index described below. The base to calculate the initial adjustment which may be due under this Section shall be the Index for December of 1993 (published in January of 1994). Adjustments shall be made May 2, 1994; August 1, 1994; November 7, 1994; and February 6, 1995 if appropriate.

    (2) After January 31, 1995, Cost of Living adjustments shall be made and shall be payable quarterly when/and if the Index increases in excess of four (4) percent of the base index described below. The base shall be the Index for December of 1994 (published in January of 1995). Adjustments shall be made May 1, 1995; August 7, 1995; November 6, 1995; and February 5, 1996 if appropriate.

    (3) After January 31, 1996, Cost of Living adjustments shall be made and shall be payable quarterly when/and if the Index increases in excess of four (4) percent of the base index described below. The base to calculate the initial adjustment which may be due under this Section shall be the Index for December of 1995 (published in January of 1996). Adjustments shall be made May 6, 1996; August 5, 1996; and November 4, 1996, if appropriate.

(c) In computing overtime pay, vacation pay, holiday pay, call-in pay, disability pay, jury duty pay, funeral leave pay, and military makeup pay as provided in this Agreement, the amount of any Cost of Living Allowance then in effect shall be included.

(d) In the event that the Bureau of Labor Statistics does not issue the Index on or before the beginning of the pay period referred to in Paragraph (b) above, any adjustment required will be made at the beginning of the first pay period after receipt of the Index.

(e) No adjustment, retroactive or otherwise, shall be made in the amount of the Cost of Living Allowance due to any revision which may later be made in the published figures for the Index for any month on the basis of which the Cost of Living has been determined.

(f) The continuance of the Cost of Living Allowance as herein provided is dependent upon the continued availability of the official monthly Index in its present form and calculated on the same basis as the currently published Revised Consumer Price Index for Urban Wage Earners and Clerical Workers (1982-84 = 100) unless otherwise agreed upon by the Company and the Union.

(g) COLA being paid shall be considered as wages for the purpose of pension, group insurance and savings plan.


                                   ARTICLE XV
                                LAYOFF ALLOWANCE

Section 1. Layoff allowance for an employee terminated from the payroll on account of a reduction in force or because of occupational or nonoccupational disability shall be in accordance with the following schedule:

Service Credit                                 Allowance
--------------                                 ---------
Under 12 Wks.             No Allowance
12 Wks. - 1 Yr.           Same proportion of 1 week's pay as
                                 completed months of service are of 12 months
1 Yr. - 3 Yrs.                   1 week (or 40 hours)
3 Yrs. - 5 Yrs.                  2 weeks (or 80 hours)
5 Yrs. - 7 Yrs.                  3 weeks (or 120 hours)
7 Yrs. - 10 Yrs.          4 weeks (or 160 hours)
10 Yrs.                   5 weeks (or 200 hours)
11 Yrs. Or more           Same as for 10 years plus 1 week (or 40 hours)
                                 For each added year of service

Section 2. An employee who is rehired and subsequently laid off from the payroll will receive layoff allowance based on his most recent rehire date.

Section 3. A layoff allowance applicable to retirement terminations will be paid in accordance with the table in Section 1 of this Article for Company Service Credit as of December 31, 1965. Retirement layoff allowance will not be applicable to any new employee nor for Company Service Credit of present employees accrued after December 31, 1965.

Section 4. If the contract between the United State Enrichment Corporation and Lockheed Martin Utility Services, Inc. is terminated and not renewed during the term of this contract and an employee becomes the employee of a successor contractor within ten (10) days of the date of change in contractors, layoff allowance will not be payable to such transferred employee by Lockheed Martin Utility Services, Inc. It is understood that any employee who may be so transferred and laid off by the successor contractor during the term of this contract shall suffer no loss of benefits accrued under this Article. If an employee is not transferred to the successor contractor within the above-mentioned ten (10) days and is laid off, he will receive benefits from Lockheed Martin Utility Services, Inc. as set forth in this Article.


                                   ARTICLE XVI
                         EDUCATIONAL ASSISTANCE PROGRAM

Company will provide financial assistance up to one hundred (100) percent of the cost of tuition, laboratory fees, and required textbooks to employees who are actively employed and outside their regular working hours, satisfactorily complete qualified course of study in recognized schools or colleges related to employee's work. Applications must be field and approved prior to starting of course. An employee who is receiving government financial assistance for education is not eligible for a refund under this program.


                                  ARTICLE XVII
                                TERM OF CONTRACT

This contract shall become effective as of 12:01 a.m., January 31, 1997, and shall continue in effect until midnight, March 1, 2002, and shall automatically be renewed thereafter from year to year unless either party notifies the other in writing sixty (60) days prior to the expiration date that it desires to terminate or modify this contract. If no agreement is reached during the sixty
(60) day period, negotiations shall then cease unless extended by mutual agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized representatives on January 31, 1997.

                      UNITED PLANT GUARD WORKERS OF AMERICA


                          INTERNATIONAL REPRESENTATIVE

                                 /s/ J.L. Allen


                            AMALGAMATED PLANT GUARDS
                               Local Union No. 111
                                     (UPGWA)


                              /s/ J.M. Driskill
                              /s/ D.J. Weatherford
                              /s/ H.G. Logsdon
                              /s/ K.R. Ragsdale
                              /s/ J.C. Stoll



                     LOCKHEED MARTIN UTILITY SERVICES, INC.


/s/ W.E. Thompson                   /s/ C.V. Hicks
/s/ R. Uhlinger                     /s/ J.E. Dodge
/s/ S.A. Williams                   /s/ D.P. Sullivan
/s/ H.C. Anderson                   /s/ C.T. Hall
/s/ L.K. Pahl